                                                                    EXHIBIT 10.5


                                  CONSTRUCTION
                                 LOAN AGREEMENT

                   BETWEEN HELLER FINANCIAL, INC., AS LENDER

                                      AND

                     SILVERLEAF RESORTS, INC., AS BORROWER

                               October 31, 1997

                               TABLE OF CONTENTS

TABLE OF CONTENTS TO BE MODIFIED
SECTION 1 ADVANCES OF THE LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

         1.1     Commitment of Lender; Advances . . . . . . . . . . . . . . . . . . . . . . . . .  1
                 a.       Construction Loan.  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                 (i)      Advance Request Procedures  . . . . . . . . . . . . . . . . . . . . . .  1
                 (ii) Limitations on Advances . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.2     Maximum Construction Loan Balance  . . . . . . . . . . . . . . . . . . . . . . .  2
         1.3     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.4     Term of Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.5     Conditions Precedent to First Advances . . . . . . . . . . . . . . . . . . . . .  3
                 a.       Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                 b.       Other Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.6     Conditions Precedent to Subsequent Advances  . . . . . . . . . . . . . . . . . .  6
                 a.       Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                 b.       Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 C.       No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 d.       Representations and Warranties  . . . . . . . . . . . . . . . . . . . .  7
                 e.       Title Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 f.       Costs, Expenses and Fees  . . . . . . . . . . . . . . . . . . . . . . .  8
         1.7     Conditions Precedent to Final Advances . . . . . . . . . . . . . . . . . . . . .  8
                 a.       Completion Certificate  . . . . . . . . . . . . . . . . . . . . . . . .  8
                 b.       Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 C.       No Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 d.       Lien Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 e.       Final Plat  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         1.8     Changes in Plans and Specifications, Approved Budget or Approved
                 Construction Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         1.9     No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

SECTION 2 REPRESENTATIONS AND WARRANTIES OF BORROWER  . . . . . . . . . . . . . . . . . . . . . .  9

         2.1     Borrower Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.2     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.3     Suits, Actions.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.4     Valid and Binding Obligation, No Breach or Default . . . . . . . . . . . . . .   10
         2.5     Title to the Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10





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
         2.6     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.7     System Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.8     Submittals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.9     Utility Availability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.10    Governmental Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.11    Property Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.12    Flood Hazards/Wetlands . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.13    Contracts with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.14    Other Liens and Assignments  . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.15    Inducement to Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

SECTION  3 COVENANTS AND AGREEMENTS OF BORROWER . . . . . . . . . . . . . . . . . . . . . . . .   12

         3.1     Mandatory Principal Payments . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.2     Compliance With Governmental Requirements, Notice of Governmental
                 Authority, Escrow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.3     Construction of the Buildings  . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.4     Correction of Defects  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.5     Storage of Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.6     Inspection of the Property and Books and Records . . . . . . . . . . . . . . .   14
         3.7     Casualty, Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.8     Application of Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.9     Borrower's Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.10    Direct Disbursement and Application by Lender  . . . . . . . . . . . . . . . .   16
         3.11    Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.12    Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.13    No Liability of Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.14    No Conditional Sale Contracts, Etc . . . . . . . . . . . . . . . . . . . . . .   17
         3.15    Defense of Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.16    Prohibition on Transfer of Property or Assignment of Borrower's Interest,
                 Change in Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.17    Payment of Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.18    Restrictions and Annexation  . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.19    Current Financial Reports  . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 a.       Quarterly Financial Reports . . . . . . . . . . . . . . . . . . . . .   19
                 b.       Year-end Financial Reports  . . . . . . . . . . . . . . . . . . . . .   19
                 c.       Audit Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 d.       Other Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 e.       SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         3.20 Tax Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19





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
                 3.21     Notice of Litigation, Claims, and Financial Change  . . . . . . . . .   19
                 3.22     No Occupancy Contrary to Builder's Risk Policy  . . . . . . . . . . .   20
                 3.23     Hold Harmless . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 3.24     Cross Default, Cross Collateralization  . . . . . . . . . . . . . . .   20
                 3.25     Modifications to Resort Documents . . . . . . . . . . . . . . . . . .   20
                 3.26     Subordinated Obligations  . . . . . . . . . . . . . . . . . . . . . .   20
                 3.27     Approved POS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

SECTION  4 RIGHTS AND REMEDIES OF LENDER  . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

                 4.1      Rights of Lender. . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 4.2      Appointment of Lender as Attorney-in-Fact . . . . . . . . . . . . . .   21
                 4.3      Funds of Lender . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 4.4      No Waiver or Exhaustion . . . . . . . . . . . . . . . . . . . . . . .   22
                 4.5      Marshalling Waiver  . . . . . . . . . . . . . . . . . . . . . . . . .   22

SECTION  5 MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                 5.1      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 5.2      Entire Agreement and Modifications  . . . . . . . . . . . . . . . . .   24
                 5.3      Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 5.4      Election of Remedies  . . . . . . . . . . . . . . . . . . . . . . . .   24
                 5.5      Form and Substance  . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 5.6      Limitation on Interest  . . . . . . . . . . . . . . . . . . . . . . .   24
                 5.7      No Third Party Beneficiary  . . . . . . . . . . . . . . . . . . . . .   25
                 5.8      Borrower in Control . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 5.9      Number and Gender . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 5.10     Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 5.11     Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 5.12     Venue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 5.13     Jury Trial Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 5.14     Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 5.15     Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 5.16     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

APPENDIX: Defined Terms





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EXHIBITS:
A.       Application for Advance
B.       Proforma Budget
C.       Intentionally Deleted
D.       Intentionally Deleted
E.       Form Assignment of Construction Contract
F.       Intentionally Deleted
G.       Intentionally Deleted
H.       Intentionally Deleted
I.       Intentionally Deleted
J.       Intentionally Deleted
K.       Development Stage





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                          CONSTRUCTION LOAN AGREEMENT

                 THIS CONSTRUCTION LOAN AGREEMENT, dated November 5, 1997, is made by and between HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), and SILVERLEAF RESORTS, INC., a Texas corporation ("Borrower"), in respect of a revolving construction loan as set forth herein. All capitalized terms used herein shall have the meanings ascribed thereto in the Appendix attached hereto and made a part hereof by this reference.

                         SECTION 1 ADVANCES OF THE LOAN

         1.1     COMMITMENT OF LENDER; ADVANCES.

                 a. Construction Loan. Provided the conditions precedent to an Advance have been satisfied and there exists no Default or Event of Default, and further provided that the outstanding principal balance of the Construction Loan shall not exceed the maximum amount set forth in Section 1.2 below, Lender will make Advances to Borrower as follows:

                          (i)       Advance Request Procedures. From time to
time, Borrower shall submit an Application for an Advance to Lender requesting an Advance under the Construction Loan for the reimbursement of payment of costs of labor, materials, and services supplied for the construction of a particular Building and related facilities including landscaping, parking and utility services ("Related Facilities"), as specified in the Approved Budget for such Building. Borrower shall not submit Applications for an Advance more than two times per month nor more frequently than once per week, and each Application for Advance shall be for an amount not less than Seventy Five Thousand Dollars and No/100 ($75,000.00). Each Advance shall be issued by Lender within ten (10) days of Lender's receipt of Borrower's Application for Advance, provided Borrower is in compliance with conditions to such Advance set forth herein. In addition to the conditions set forth below, Lender's obligation to make Advances shall be subject to the receipt by Lender, on a monthly basis, of reports from Lender's Inspecting Architects/Engineers certifying that the Building(s) are on schedule under the Approved Completion Schedule(s) and are in compliance with the Approved Budget(s) and the Plans, as applicable.

                          (ii)      Limitations on Advances. Advances shall be
determined on a Building-by-Building basis, shall be limited to the amounts shown in corresponding line items in the Approved Budget for each Building, shall be limited to no more than four (4) Advances for each Building corresponding to the Development Stages as shown on Exhibit "K", shall be limited to the maximum amounts designated for each Development Stage and shall not exceed





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in the aggregate for any single Building (A) eighty seven percent (87%) of (1)
the costs of labor, materials, and services incorporated into such Building or the Related Facilities in a manner acceptable to Lender, plus (2) the purchase price of all uninstalled materials to be utilized in the construction of the Building or the Related Facilities and to be stored on the Property, less (B) all prior Advances for payment of costs of labor, materials, and services for the construction of the Building or the Related Facilities. Lender shall not be obligated to make an Advance on any Building if at any time or pursuant to the making of such Advance, (i) the outstanding principal balance of the promissory note given by Borrower to Lender pursuant to the Interval Receivables Loan when added to the amount representing eighty seven percent (87%) of the Approved Budgets for all Buildings Lender has committed to make Advances upon that have not been repaid would exceed Fifty Million Dollars and No/100 ($50,000,000.00) or (ii) if the sum of eighty seven percent (87%) of the Approved Budget for any Building upon which an Advance is sought when added to eighty seven percent (87%) of the Approved Budgets for all Buildings for which Lender is either committed to make an Advance upon or for which Lender has made an Advance or Advances upon that have not been completely repaid exceeds $10,000,000.00. The Advances under the Construction Loan shall be drawn by Borrower within eighteen
(18) months of the date hereof.

         1.2 MAXIMUM CONSTRUCTION LOAN BALANCE. Unless the Lender, in its sole and absolute discretion, elects otherwise, notwithstanding anything to the contrary contained in this Loan Agreement or the Loan Documents, the outstanding principal balance of the Construction Note (including all Advances) shall never exceed Ten Million Dollars and No/100 ($10,000,000.00) in the aggregate, and shall not exceed the amount of Five Million Dollars and No/100 ($5,000,000.00) outstanding at any single Resort at any one time. Borrower hereby agrees to pay a fee of 1.0% (one percent) for each dollar advanced (without regard to repayment) to Borrower which in the aggregate exceeds Ten Million Dollars and No/100 ($10,000,000.00) under this Loan Agreement.

         1.3 INTEREST. Interest on the Loan, at the rate or rates specified in the Construction Note, shall be computed on the unpaid principal balance which exists from time to time and shall be computed with respect to each Advance only from the date of such Advance. Such interest on the Loan shall be paid by Borrower to Lender on a monthly basis as provided in the applicable note. As a courtesy, Lender's practice is to send out monthly billing statements on or about the twentieth (20th) day of the month prior to the month in which such payment is due; however, the failure of Lender to send out such a billing statement shall not relieve Borrower of its obligation to pay interest in accordance with the applicable notes.

         1.4 TERM OF LOAN. The Construction Loan, together with all interest thereon and all other sums due and owing Lender hereunder or under any of the Loan Documents, shall be due and payable on the Maturity Date.






                                      -2-
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         1.5     CONDITIONS PRECEDENT TO FIRST ADVANCES. As a condition
precedent to the first Advance for each Building hereunder, Borrower shall satisfy or deliver evidence of the satisfaction of the following requirements:

                 a. Deliveries. If not previously delivered to Lender, Borrower will procure and deliver to Lender, at least fourteen (14) business days prior to the delivery to Lender of an Application for Advance for the first Advance for construction of any Building:

                          (i)       The proposed budget which shall be
substantially the same as the Proforma Budget, but should provide Lender with more specific detail of costs for such Building, proposed construction schedule, Plans and Construction Contract for such Building.

                          (ii)      A fully executed copy of the Assignment of
Construction Contract, and Assignment of Plans and Specifications for construction of the Building.

                          (iii)     A legal description, satisfactory to Lender
in its reasonable discretion, of the property upon which the Building or Buildings are to be located.

                          (iv)      A fully executed Mortgage or such
modification to the Mortgage as Lender may require to spread the lien of the Mortgage to include the Building and underlying property for which the first Advance is being applied for.

                          (v)       A copy of the fully approved plat which
includes the property underlying the Building.

                          (vi)      Letters satisfactory to Lender in its
reasonable discretion from service providers evidencing that all utility and municipal services required for the construction, occupancy and operation of the Buildings, including, but not limited to, water supply, storm and sanitary sewer systems, electric and telephone facilities, are available for use and tap-on at the boundaries of the Property and will be available in sufficient amounts for the normal and intended use of the Buildings, and written permission has been granted from the applicable utility companies or municipalities to connect the Buildings into each of said services.

                          (vii)     A certification from a licensed surveyor or
information based on a plat indicating the flood zone of the land upon which the Building is to be constructed.

                          (viii)    POS concerning the Resort for which the
Building is a part.





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                          (ix)      A commitment for title insurance to insure
the Mortgage as a first priority lien on the property on which the Building is to be located, with legible copies of all exceptions attached with no title exception other than those deemed by Lender to be Permitted Exceptions.

                          (x)       A Mortgagor's Affidavit of Title in form
and substance acceptable to Lender and the title insurance company as assurance against the existence of, or any outstanding rights which could form the basis for, mechanics liens, unrecorded easements, claims of parties in possession or any other standard exception to title insurance coverage which may be insured over upon delivery of a sufficient affidavit.

                          (xi)      An opinion of Borrower's counsel stating
that: (a) the Loan is not usurious under applicable laws; (b) that the Loan Documents are validly executed, duly authorized and binding and enforceable in accordance with their terms; (c) that the execution and delivery of the Loan Documents and the performance of the transactions contemplated thereby do not violate or contravene any law, court order, judgment or contract to which Borrower is a party; and (d) such further opinions as Lender shall require. The opinion of Borrower's counsel shall be from an independent counsel acceptable to Lender.

                          (xii)     A true and correct copy of instruments
evidencing Borrower's authorization to use any fictitious name applicable to the Advance.

                          (xiii)    Certified resolutions authorizing Borrower
to borrow the Advance and mortgage the Building and its underlying property.

                          (xiv)     An environmental Phase I site assessment
and engineering report confirming the absence of toxic or hazardous substances and acceptable soil conditions of the property underlying the Building and the Resort.

                          (xv)      Evidence of Insurance Policies applicable
to the Building and its underlying property.

                          (xvi)     UCC searches of the applicable public
records concerning the Borrower, and the Building's underlying property to verify that Lender will have a first and priority perfected lien and security interest under the Loan Documents.

                          (xvii)    Copies of all applicable governmental
permits, plats, approvals, consents and licenses for the proposed Building and the intended use and operation of the Building as part of the Resort, including the sale and marketing of Intervals, and including evidence of compliance with applicable zoning and building laws or indicating that there is no applicable zoning.

                          (xviii)   A fully executed assignment to Lender of
all Plans and governmental permits, approvals, consents and licenses for construction and operation of the Building.

                          (xix)     Fully executed UCC-1 financing statements
for filing in appropriate state and local offices to perfect Lender's first priority lien on all tangible and intangible property of Borrower related to the Building.

                          (xx)      Evidence that all taxes owed by or for
which Borrower is responsible for collection have been paid, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, real property taxes and income taxes.

                          (xxi)     Copies of agreements (including without
limitation leases) between Borrower and any affiliate of Borrower related in any way to the Building or its underlying property and the applicable Resort.

                          (xxii)    Certificate from an architect
satisfactorily evidencing to Lender that the Building as designed is in compliance with the accessibility requirements of the state and federal Fair Housing Acts and the Americans with Disabilities Act.

                          (xxiii)   A fully executed construction loan
disbursement agreement with the Title Company.

                          (xxiv)    A fully executed assignment of funds and
permits.

                          (xxv)     Copies of all timeshare regime and
purchaser documents applicable to the use and operation of the Building and to be used in the sale of Interval Units to be located in the Building, including, but not limited to the following:

                                    (1)   Declaration of Conditions, Covenants
                                          and Restrictions,

                                    (2)   credit applications and related
                                          forms,

                                    (3)   form purchase contract,

                                    (4)   form note,

                                    (5)   form mortgage,

                                    (6)   form truth in lending disclosure,

                                    (7)   form contract for deed,

                                    (8)   evidence that the forms utilized meet
                                          state and federal requirements,

                                    (9)   all governing documents, including
                                          Timeshare Declaration, Owner's
                                          Association Rules and Regulations,
                                          Articles and Bylaws,

                                    (10)  evidence of state approval to sell
                                          timeshares, and

                                    (11)  state timeshare filings.

                          (xxvi)    If any of the foregoing are not
satisfactory to Lender in its reasonable discretion, Lender shall so notify Borrower in writing within fourteen (14) days of Under's receipt of the foregoing specifying Lender's objections and Borrower shall thereafter have ten
(10) days to cure such objections to Lender's reasonable satisfaction. Lender shall have no obligation to make any Advance hereunder until such time as Borrower has cured Lender's objection to Lender's reasonable satisfaction.

                 b. Other Conditions. All conditions precedent to subsequent Advances set forth herein.

         1.6 CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES. As a condition precedent to each subsequent Advance hereunder, Borrower shall satisfy or deliver evidence of the satisfaction of the following requirements:

                 a. Deliveries. Borrower will procure and deliver to Lender:

                          (i)       A separate Application for Advance for each
Building or group of Buildings for which an Advance is sought;

                          (ii)      An Affidavit of Borrower, including
Borrower's attestation that the Advance which is being requested relates to the payment of the costs of labor, materials or services for the completed construction of the Building through the specified Development Stage;





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
                          (iii)     Releases or waivers of mechanics' liens
from any independent third parties providing labor, materials or supplies for construction of the Buildings;

                          (iv)      Copies of checks, paid bills or invoices
and purchase orders for all items in excess of One Thousand Dollars and No/100 ($1,000.00) showing payment to all such third parties who have furnished materials or services or performed labor of any kind in connection with the construction of any of the Buildings covered by the Application for Advance;

                          (v) General ledger detail reports with respect to
such Application for Advance;

                          (vi)      Copies of all building and other
construction or development permits and approvals issued through the date of such Advance;

                          (vii)     Reports from Lender's third party
consultants certifying to Lender that all construction performed through the date of such Advance is in compliance with the Approved Budget, the Plans, and the Construction Schedule and certifying that adequate funds remain under the Approved Budget to complete construction of such Building.

                 b. Loan Documents. Borrower shall execute and deliver to, procure for and deposit with, and, if appropriate, record in the proper records with all filing and recording fees paid, the Loan Documents and such other documents, instruments, and certificates as Lender or Title Company may require.

                 c. No Default. There shall then exist no Default or Event of Default.

                 d. Representations and Warranties. The representations and warranties made in this Loan Agreement shall be true and correct in all material respects on and as of the date of each Advance, with the same effect as if made on that date. Borrower shall inform Lender of any changes or revisions to the representations and warranties set forth herein by disclosing such facts in the Affidavit of Borrower. If any such changes or revisions are determined by Lender in its sole discretion to be materially adverse, Lender may refuse to make the requested Advance.

                 e. Title Insurance. The Title Insurance shall be endorsed and extended to the date of such Advance to cover each Advance subject only to the Permitted Exceptions.

                 f. Costs, Expenses and Fees. Borrower shall have paid all costs, expenses and fees then due in accordance with the terms of this Loan Agreement and all of the other Loan Documents.

         1.7 CONDITIONS PRECEDENT TO FINAL ADVANCES. As a condition precedent to each final Advance for each Building hereunder, in addition to all other requirements for subsequent Advances, completion of the Building shall have occurred and Borrower must deliver the following items to Lender:

                 a. Completion Certificate. A completion certificate from the Inspecting Architects/Engineers.

                 b. Compliance. Evidence that all Governmental Requirements have been satisfied, including, but not limited to, delivery to Lender, of (i) a certificate of occupancy (or its equivalent) if issued by local Governmental Authorities, permitting the Building to be legally occupied and (ii) an architect's certification that the Building is in compliance with the accessibility requirements of the federal Fair Housing Act, the federal Americans with Disabilities Act, and any applicable state law concerning fair housing or accommodations for people with disabilities.

                 c. No Liens. Evidence that no mechanic's or materialman's lien or other encumbrance has been filed and remains in effect against the Property.

                 d. Lien Waivers. Final lien releases or waivers by the Contractor, and all subcontractors, materialmen, and other independent third parties who have supplied labor, materials, or services for the construction of the Buildings, or who otherwise might be entitled to claim a contractual, statutory, or constitutional lien against the Property, subject to retainage.

                 e. Final Plat. A final plat containing an as built location of the Building showing no encroachment off the property or on any easement or setback area.

         1.8 CHANGES IN PLANS AND SPECIFICATIONS, APPROVED BUDGET OR APPROVED CONSTRUCTION SCHEDULE. Without the prior written approval of Lender there shall be no change in the Plans, the Approved Budget, the Approved Construction Schedule, or any of the work or materials for any Building which would (a) cause any line item or category of the cost breakdown (or any detailed cost breakdown) to increase or decrease in cost in excess of ten (10) percent; or (b) together with costs associated with prior changes in the Plans, the Approved Budget, the Approved Construction Schedule, or any of the work or materials for any Building, result in an increase in the total costs of such changes in excess of ten (10) percent; or (c) regardless of cost, constitute a material change in structure, design, function, or exterior appearance of any of the Buildings; or (d) cause the estimated time to complete the Building to extend beyond the Building Completion Date as set forth in the Approved Construction Schedule; or (e) reduce the value of Lender's security; or (f) extend any interim Building Completion Date by more than thirty (30) days. Requested changes shall be submitted to Lender for approval on a form acceptable to Lender accompanied by a copy of the plans and specifications or a revised budget applicable to the changes. Lender shall review and approve or disapprove any such change request within ten (10) days of receipt of such written request from Borrower. As a condition to any such approval, Lender may require, in its sole discretion, confirmation satisfactory to Lender of the cost increase, if any, which would result from performance of the work contemplated under such change. If it appears that performance of such work shall result in such an increase, Lender may, in its sole discretion, condition its approval upon a Borrower's Deposit of the amount of such increase or other evidence satisfactory to Lender in its discretion that Borrower has the funds necessary to provide for such cost increase.

         1.9 NO WAIVER. No Advance shall constitute a waiver of any condition precedent to the obligation of Lender to make any further Advance or preclude Lender from thereafter declaring the failure of Borrower to satisfy such condition precedent to be an Event of Default.

              SECTION 2 REPRESENTATIONS AND WARRANTIES OF BORROWER

         Borrower hereby represents and warrants as follows:

         2.1 BORROWER EXISTENCE. Borrower is a corporation, duly formed, validly existing and in good standing under the laws of the State of Texas and qualified to do business in the states of Illinois, Missouri and any other state where such qualification is required in connection with Borrower's sales of timeshare product, with its principal place of business and chief executive offices at its address set forth herein.

         2.2 FINANCIAL STATEMENTS. The Financial Statements are true, correct, and complete in all material respects as of the dates specified therein and the balance sheets, profit and loss statements and statements of cash flow fairly present the financial condition of Borrower as of the dates specified. No material adverse change has occurred in the financial condition of Borrower since the dates of the Financial Statements.

         2.3 SUITS, ACTIONS. There are no actions, suits, or proceedings pending or, to the knowledge of Borrower, threatened, in any court or before or by any Governmental Authority against or affecting Borrower or the Property, which involve or may involve individually or in the aggregate a claim or claims for or an amount in controversy of $100,000.00 or more or which, if adversely determined, would have a material adverse effect on the Property or impair the ability of Borrower to complete its obligation under the Loan Documents or which involve the validity, enforceability, or priority of any of the Loan Documents, at law or in equity. Borrower covenants to disclose in writing to Lender any event or occurrence which causes the foregoing representation and warranty to no longer be true upon Borrower's gaining knowledge of such event or occurrence.

         2.4 VALID AND BINDING OBLIGATION, NO BREACH OR DEFAULT. All of the Loan Documents, and all other documents referred to herein to which Borrower is a party, upon execution and delivery will constitute valid and binding obligations of Borrower, enforceable in accordance with their terms except as limited by Debtor Relief Laws. The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the other Loan Documents, will not result in a breach of, or constitute a default in Borrower's organizational documents or in any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, partnership agreement, or other agreement to which Borrower is a party or by which Borrower may be bound or affected. To the best of its knowledge, Borrower is not in default of any order of any court or any requirement of any Governmental Authority.

         2.5 TITLE TO THE PROPERTY. Borrower holds full legal and equitable title to the Property, subject only to the Permitted Exceptions.

         2.6 DISCLOSURE. There is no fact of which Borrower is aware that Borrower has not disclosed to Lender in writing that could materially adversely affect the property, business or financial condition of Borrower or the Property. Borrower has furnished Lender with a true and complete copy of all documents relating to construction of the Buildings.

         2.7 SYSTEM COMPLIANCE. The storm and sanitary sewer system, water system, all mechanical systems of the Property and other parts of the Improvements do (or when constructed will) comply with all applicable environmental, pollution control and ecological laws, ordinances, rules and regulations, and all Governmental Authorities having jurisdiction of the Property have issued or to the best of Borrower's knowledge will issue all necessary permits, licenses or other authorizations for the construction of the Buildings (specifically including the named systems).

         2.8 SUBMITTALS. The Loan Documents and all Financial Statements, Plans, budgets, schedules, opinions, certificates, confirmations, contractor's statements, applications, rent rolls, affidavits, agreements, Construction Contract and other materials submitted to the Lender in connection with or in furtherance of the Loan Documents by or on behalf of the Borrower fully and fairly state in all material respects the matters with which they purport to deal, and neither misstate any material fact, nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading; provided, however, that such representation and warranty is made to the best of Borrower's knowledge with respect to such materials submitted to Lender which were prepared by parties other than Borrower or its employees.

         2.9 UTILITY AVAILABILITY. All utility and municipal services required for the construction, occupancy and operation of the Buildings and Units, including, but not limited to, water supply, storm and sanitary sewer systems, electric and telephone facilities, are available for use and tap-on at the boundaries of the Property and will be available in sufficient amounts for the normal and intended use of the Buildings and Units, and written permission has been or will be obtained from the applicable utility companies or municipalities to connect the Buildings and Units into each of said services.

         2.10 GOVERNMENTAL REQUIREMENTS. The Property, the Buildings and the Units are and at all times during the Loan will be constructed, operated and sold in compliance with all zoning requirements, building codes, subdivision improvement agreements, licensing requirements, all covenants, conditions and restrictions of record, and all other Governmental Requirements and there are no Governmental Requirements prohibiting the use and operation of the Property for timeshare purposes. The zoning and subdivision approval of the Property and the right and ability to construct, use or operate the Buildings are not in any way dependent on or related to any real estate other than the Property. To Borrower's knowledge, there are no, nor are there any alleged or asserted, violations of Governmental Requirements, law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions, or restrictions of record, or other agreements relating to the Property, the Buildings, the Units or any part thereof. Borrower has obtained or is not aware of reasons why it cannot obtain all necessary permits, licenses, consents and approvals to develop and operate the Property as a timeshare project in accordance with the requirements of this Agreement and to sell the Interval Units in full compliance with applicable law.

         2.11 PROPERTY ACCESS. The Property has adequate access through fully improved private or dedicated roads.

         2.12 FLOOD HAZARDS/WETLANDS. None of the Buildings shall be located in areas designated as flood zones that are prone to flooding as defined in the Flood Disaster Protection Act of 1973, as amended, and the Property is not located within a wetlands as defined by any Governmental Authority.

         2.13 CONTRACTS WITH AFFILIATES. Borrower owns no stock or interest in any other Person and has no Affiliates which have any involvement or interest in the Property in any way, and no such ownership or interest will be acquired by Borrower during the term of the Loan.

The representation and warranty made in this Section 2.13 shall remain true throughout the term of the Loan.

         2.14 OTHER LIENS AND ASSIGNMENTS. Borrower has not placed nor permitted to be placed, nor will Borrower during the term of the Loan place nor permit to be placed, upon any of the Property or any Resort, any first lien, pledge or collateral assignment that encumbers an entire Resort or any assignment of management contracts or any other contracts concerning the operations of an entire Resort to any other lender extending a credit facility or loan to Borrower for construction of new Interval Units, nor will Borrower, for so long as Lender has a mortgage on a Building, pledge to any other lender a security interest in any Notes Receivable, Deeds of Trust, purchase and sale contracts, contracts for deed or any other receivable generated from the sale of Interval Units in such Building.

         2.15 INDUCEMENT TO LENDER. The representations and warranties in this Section 2 and the covenants and agreements of Borrower set forth in
Section 3 below and contained in the Loan Documents are made by Borrower as an inducement to Lender to make the Loan and Borrower understands that Lender is relying on such representations, warranties, covenants and agreements which shall be true and correct at all times while the Loan is outstanding and shall survive any (a) bankruptcy proceedings involving Borrower or the Property, or
(b) foreclosure of the Mortgage, or (c) conveyance of title to the Property to the Lender in lieu of foreclosure of the Mortgage.

Acceptance of each Advance constitutes reaffirmation, as of the date of such acceptance, of the representations, warranties, covenants and agreements of Borrower in the Loan Documents except as disclosed in the Affidavit of Borrower (if accepted by Lender), on which Lender shall rely in making such Advance.

                 SECTION 3 COVENANTS AND AGREEMENTS OF BORROWER

         Borrower hereby covenants and agrees as follows:

         3.1 MANDATORY PRINCIPAL PAYMENTS. Borrower shall pay Lender the Unit Release Payment for each Unit no later than the date upon which such Unit is Released into the Timeshare Inventory, but in no event shall the Unit Release Payment for a particular Unit be paid to Lender later than eighteen
(18) months from the commencement of construction of the Building within which such Unit is located, which payments shall be applied under the Loan as set forth herein and in the other Loan Documents. Commencing with the first month after the commencement of construction of a Building, no later than the tenth
(10th) day of each month thereafter, Borrower shall deliver to Lender a sales report for each Resort within which Lender is providing Advances for construction of a Building showing all sales of Interval Units within any such Building, including any sales which occur prior to the completion of construction of such Building, which sales report shall be certified by Borrower as accurate. On or before the fifteenth (15th) day and the last day of each month, Lender shall provide Borrower with partial releases from the lien of the Mortgage for each Unit for which Lender has been paid the applicable Unit Release Payment at least five (5) days prior to such date.

         3.2 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS, NOTICE OF GOVERNMENTAL AUTHORITY, ESCROW. Borrower shall timely comply with all Governmental Requirements applicable to the Borrower, the Buildings and the Resorts. Borrower shall timely comply with and promptly furnish to Lender true and complete copies of any notice or claim by any Governmental Authority pertaining to the Property. Borrower shall timely and properly comply with all Governmental Requirements regarding the escrow of sales proceeds of Interval Units.

         3.3     CONSTRUCTION OF THE BUILDINGS.

                 a. Borrower shall commence construction of the Buildings on or before the date set forth for commencement of construction in the Approved Construction Schedule and the construction of each Building shall be prosecuted with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable Governmental Requirements, the Plans, the Approved Budget, the Approved Construction Schedule, and shall comply with all covenants, conditions and restrictions affecting the Property. Borrower shall not permit cessation of work for a period in excess of thirty (30) days without the written consent of Lender (unless such cessation is caused by strike, riot, shortage of materials or acts of God, in which case such cessation shall not exceed sixty (60) days), and shall complete construction of each Building on or before the applicable Building Completion Date, free and clear of all liens other than the Permitted Exceptions and the Loan Documents (except those as to which Borrower has furnished a bond or other security acceptable to Lender and otherwise complied with the requirements of Section 3.17 below).

                 b. Borrower hereby absolutely, unconditionally, and irrevocably guarantees the completion of construction of each Building upon which an Advance is made, and such guaranty (i) is independent of Borrower's obligations under the Note, (ii) shall expressly survive foreclosure of any Mortgage, and (iii) shall not be impaired or affected by any renewals or extensions for payment of interest or principal under the Note or any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Lender under the Mortgage or any other Loan Documents, or by Lender's failure or election not to pursue any other remedies it may have against Borrower, or by any change or modification in the Note, Mortgage or any other Loan Documents, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein. Lender may at any time enter into agreements with

Borrower to amend and modify the Note, Mortgage or other Loan Documents, and may waive or release any provision or provisions of the Note, Mortgage and other Loan Documents, and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrower may deem proper and desirable, without in any manner impairing or affecting Borrower's completion guaranty or any of Lender's rights hereunder.

                 c. If for any reason or under any contingency (i) Borrower shall abandon construction of any Building upon which an Advance has been made, (ii) Borrower shall fail to complete any Building in accordance with the Approved Construction Schedule, Governmental Requirements and the Approved Budget and in the manner provided in, and in accordance with the terms of, this Loan Agreement, and pay all costs thereof, (iii) Lender takes possession of the any Building prior to the completion of construction by reason of any default of Borrower under any Loan Document, or, (iv) the right of Borrower to receive any other or further Advances under any Loan Document shall be terminated in accordance with the terms thereof, then, in any such event, Lender shall have the right, but no obligation, to enter into possession of such Building or Buildings and take all actions necessary in Lender's opinion to effect the completion of such Building or Buildings and, at Borrower's cost and expense, to cause the Building or Buildings to be fully completed and to pay all costs and expenses in connection with the construction of such Building or Buildings. Notwithstanding the above, Lender, at Lender's sole option, shall have the right to complete such Buildings with changes or modifications in the plans and specifications therefor which Lender reasonably deems necessary for the completion of such Buildings, and expend such sums as Lender deems proper in order to complete such Buildings. The amount of any and all expenditures made by Lender shall be immediately due and payable by Borrower to Lender.

         3.4 CORRECTION OF DEFECTS. Borrower shall correct or cause to be corrected (a) any defect in the Buildings, (b) any material departure in the construction of the Buildings from the Plans, (c) any violation of any Governmental Requirements, or any violation of any covenants, conditions and restrictions affecting the Property, if applicable, and (d) any encroachment by any part of the Buildings, or any structure located on the Property, on any easement, property line, or restricted area, or any encroachment by any such structure on any building setback line.

         3.5 STORAGE OF MATERIALS. Borrower shall cause all materials supplied for, or intended to be utilized in, the construction of the Buildings, but not affixed to or incorporated into the Buildings or the Property, to be stored on the Property, with adequate safeguards, as reasonably required by Lender, to prevent loss, theft, damage, or commingling with other materials or projects.

         3.6 INSPECTION OF THE PROPERTY AND BOOKS AND RECORDS. Borrower shall permit Lender, and its agents and representatives, to enter upon the Property and any location where materials intended to be utilized in the construction of the Buildings are stored, for the purpose of inspection of the Property and such materials at all reasonable times. Borrower shall permit Lender at all reasonable times, upon five (5) days advance written notice to Borrower, to examine and copy the books and records of Borrower pertaining to the Loan and the Property, and all sales and marketing records, contracts, statements, invoices, bills, and claims for labor, materials, and services supplied for the construction of the Buildings.

         3.7 CASUALTY, CONDEMNATION. Borrower shall promptly notify Lender of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting the Property, or the threat of any such action or proceeding of which Borrower becomes aware. Provided no Event of Default then exists and Borrower certifies as to same, the net insurance proceeds shall be paid to Lender but shall be made available by Lender for the restoration or repair of the Property if: (i) in Lender's reasonable judgment (a) restoration or repair and the continued operation of the Resort is economically feasible, and (b) the value of Lender's security is not reduced; (ii) the cost of restoration or repair does not exceed the net insurance proceeds or Borrower or the Association shall provide a Borrower's Deposit or other evidence satisfactory to Lender in its sole discretion that Borrower or the Association can pay all costs of restoration in excess of such net insurance proceeds;
(iii) the loss does not occur in the six (6) month period preceding the Maturity Date as defined in the Construction Note; (iv) Borrower has sufficient business interruption insurance to provide alternative accommodations for all owners or users entitled to occupancy at the Project affected by such casualty loss; and (v) Lender's Inspecting Architect/Engineers certify that the restoration of the Property can be completed at least ninety (90) days prior to the Maturity Date. Borrower or the Association shall pay all amounts, in addition to the net insurance proceeds, necessary to pay in full the cost of the restoration or repair.

         Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of insurance proceeds held by Lender hereunder that Lender shall have approved (x) all plans and specifications for any proposed repair or restoration; (y) the construction schedule; and (z) the architect's and general contractor's contracts for restoration. Lender may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof, and in compliance with all applicable laws, rules and regulations. At Lender's option, the net insurance proceeds shall be disbursed pursuant to a construction escrow acceptable to Lender. If an Event of Default then exists, or any of the conditions set forth in this subsection have not been met or satisfied, the net insurance proceeds (after deduction of Lender's reasonable costs and expenses, if any, in collecting same) shall be applied to the Loan in such order and manner as Lender may elect, whether or not due and payable, with any excess paid to Borrower.

         The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking of any Building or any portion of the Property, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Lender. Lender is authorized (but is under no obligation) to collect any such proceeds. The proceeds of any such award shall be made available by Lender for repair or restorations of the Property in the same manner and upon the same conditions as those set forth above for net insurance proceeds.

         Anything to the contrary herein notwithstanding, for so long as any part of the Property is subject to the Declaration of CCRs, any and all insurance proceeds arising from any damage or destruction to any part of the Property and any and all awards and payments with respect to condemnation or conveyances in lieu thereof received by Lender shall be delivered and paid out by Lender to any insurance trustee under the Declaration of CCRs, to be distributed and used in accordance with the provisions of the Declaration of CCRs.

         3.8 APPLICATION OF ADVANCES. Borrower shall apply all Advances for reimbursement of costs and expenses specified in the Approved Budget, and for no other purpose.

         3.9 BORROWER'S DEPOSIT. In accordance with Sections 1.8 and 3.7 above, Lender may require a Borrower's Deposit to be made which Lender shall place in an interest bearing account and disburse in accordance with Sections
1.8 or 3.7 as applicable.

         3.10 DIRECT DISBURSEMENT AND APPLICATION BY LENDER. Upon an Event of Default, Lender shall have the right, but not the obligation, to disburse and directly apply the proceeds of any Advance or the unadvanced balance of the Loan to the satisfaction of any of Borrower's obligations hereunder or under any of the other Loan Documents. Any Advance by Lender for such purpose, except Borrower's Deposit, shall be part of the Loan and shall be secured by the Loan Documents. Borrower hereby authorizes Lender to hold, use, disburse, and apply the Loan and the Borrower's Deposit, if any, for payment of costs of construction of the Buildings, reasonable expenses incident to the Loan and the Property, and the payment or performance of any obligation of Borrower hereunder or under any of the other Loan Documents. Borrower hereby assigns and pledges the proceeds of the Loan and the Borrower's Deposit to Under for such purposes. Upon an Event of Default, Lender may advance and incur such Costs as Lender reasonably deems necessary for the completion of construction of the Buildings and to preserve the Property, and any other security for the Loan, and such Costs, even though in excess of the amount of the Loan, shall be secured by the Loan Documents and payable to Lender.

         3.11 COSTS AND EXPENSES. Borrower shall pay when due all costs and expenses required by this Loan Agreement, including, without limitation,
(a) all taxes and assessments applicable to the Property, (b) all fees, charges and taxes in connection with filing or recording the Loan Documents, (c) all fees and commissions lawfully due to brokers, salesmen, and agents in connection with the Loan or the Property, (d) the cost of the plats and surveys, (e) all premiums for the Insurance Policies, and
(f) all other costs and expenses payable to third parties incurred by Borrower in connection with the consummation of the transactions contemplated by this Loan Agreement. Any costs and expenses to be paid by Borrower to Lender shall be due as a condition precedent to any Advance, or at Lender's election, within ten (10) days of Borrower's receipt of written notification of such costs and expenses from Lender.

         3.12 ADDITIONAL DOCUMENTS. Borrower shall execute and deliver to Lender, from time to time as requested by Lender, such other documents as shall reasonably be necessary to provide the rights and remedies to Lender granted or provided for by the Loan Documents.

         3.13    NO LIABILITY OF LENDER.   Lender shall have no liability,
obligation, or responsibility whatsoever with respect to the construction of the Buildings except to advance the Loan and the Borrower's Deposit pursuant to this Loan Agreement. Lender shall not be obligated to inspect the Property or the construction of the Buildings, nor be liable or responsible for any defect in the Property or the Buildings by reason of Inspecting same, nor be liable for the performance or default of Borrower, the Inspecting Architects/Engineers, Contractor, or any other party, or for any failure to construct, complete, protect, or insure the Buildings, or for the payment of costs of labor, materials, or services supplied for the construction of the Buildings, or for the performance of any obligation of Borrower whatsoever. Nothing including without limitation any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender.

         3.14 NO CONDITIONAL SALE CONTRACTS, ETC. No materials, equipment, or fixtures shall be supplied, purchased, or installed for the construction of the Buildings pursuant to security agreements, conditional sale contracts, lease agreements, or other arrangements or understandings whereby a security interest or title is retained by any party or the right is reserved or accrues to any party to remove or repossess any materials, equipment, or fixtures intended to be utilized in the construction or operation of the Buildings.

         3.15 DEFENSE OF ACTIONS. Lender may (but shall not be obligated to) commence, appear, in, or defend any action or proceeding purporting to affect the Loan, the Property, or the respective rights and obligations of Lender and Borrower pursuant to this Loan Agreement. Lender may (but shall not be obligated to) pay all reasonable necessary expenses, including reasonable attorneys' fees and expenses incurred in connection with such proceedings or action, which Borrower agrees to repay to Lender on demand; provided, however, in any action directly between Borrower and Lender, the provisions of Section
5.14 shall apply.

         3.16 PROHIBITION ON TRANSFER OF PROPERTY OR ASSIGNMENT OF BORROWER'S INTEREST, CHANGE IN MANAGEMENT. Borrower, without the prior written consent of Lender, shall not (a) transfer, lease or mortgage (i) all or any part of the Property, or any interest therein or (ii) all or any interest in management contracts relating to any Resort or any other contracts or agreements regarding operations of any Resort except for (1) the sale of Interval Units in arms length transactions, (2) the lien of the Loan Documents,
(3) the transfer of personal property permitted herein, or (4) the Permitted Exceptions or (b) change in any material way the every day involvement of Robert Mead as the Chief Executive Officer of Borrower, provided that Lender will not unreasonably withhold its consent to such change.

         3.17 PAYMENT OF CHARGES. Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Property and the construction of the Buildings, and Borrower shall keep the Property free and clear of any lien, tax, judgment, charge, or claim (the "CHARGES") other than the encumbrances of the Mortgage, the Permitted Exceptions, and other liens approved in writing by Lender. Notwithstanding anything to the contrary contained in this Loan Agreement, Borrower may (a) discharge in accordance with applicable law any such Charge or contest the validity or amount of any claim of any contractor, consultant, architect, or other Person providing labor, materials, or services with respect to the Property, (b) contest any tax or special assessments levied by any Governmental Authority, and (c) contest the enforcement of or compliance with any Governmental Requirements. Any such contest on the part of Borrower shall not be an Event of Default hereunder provided that (i) during the pendency of any such contest Borrower shall, if requested by Lender, furnish to Lender and Title Company an indemnity bond from a corporate surety satisfactory to Lender and Title
Company in an amount equal to one hundred fifty percent (150%) of the amount being contested or other security reasonably acceptable to them; and (ii) Borrower shall pay any amount adjudged by a court of competent jurisdiction (including appellate courts) to be due, with all costs, interest, and penalties thereon, before such judgment becomes a lien on the Property; and (iii) Borrower fulfills all of Borrower's obligations under this Loan Agreement during the pendency of any such contest.

         3.18 RESTRICTIONS AND ANNEXATION. Other than the Permitted Exceptions, Borrower shall not impose any covenants, easements or other encumbrances upon the Property, execute or file any subdivision plat affecting the Property, or consent to the annexation of the Property to any city without the prior written consent of Lender, which shall not be unreasonably withheld.

         3.19 CURRENT FINANCIAL REPORTS. So long as any portion of the Loan remains outstanding, Borrower shall furnish the following to Lender:

                 a. Ouarterly Financial Reports. Within forty-five (45) days after the end of each fiscal quarterly period, unaudited financial statements of Borrower and the Association, certified by the chief financial officer of the subject thereof.

                 b. Year-End Financial Reports. As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of Borrower: (i) the balance sheet of Borrower as of the end of such year and the related statements of income and cash flow for such Fiscal Year; (ii) a schedule of all outstanding indebtedness of Borrower describing in reasonable detail each such debt or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt or loan; and (iii) with respect to the financial statements of Borrower, copies of reports from a firm of independent certified public accountants selected by Borrower, which report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly the financial position of Borrower as of the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP.

                 c. Audit Reports. Promptly upon receipt thereof, one (1) copy of each other report submitted to Borrower by independent public accountants in connection with any annual, interim or special audit made by them of the books of Borrower.

                 d.       Other Reports.   Such other reports, statements,
notices or written communications relating to the Borrower, any other party or a Resort as Lender may require, in its reasonably discretion.

                 e. SEC Reports. Promptly upon their becoming available one (1) copy of each financial statement, report, notice or proxy statement sent by Borrower to security holders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Borrower with, or received by Borrower in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency.

         3.20 TAX RECEIPTS. Borrower shall furnish Lender with receipts or tax statements marked "Paid" to evidence the payment of all taxes levied on the Property prior to the date such taxes become delinquent.

         3.21 NOTICE OF LITIGATION, CLAIMS, AND FINANCIAL CHANGE. Borrower shall promptly inform Lender of (a) any litigation against Borrower or affecting the Property, which, if determined adversely, might have a material adverse effect upon the financial condition of Borrower or upon the Property, or might cause an Event of Default, (b) any claim or controversy which might become the subject of such litigation, and (c) any material adverse change in the financial condition of Borrower.

         3.22 NO OCCUPANCY CONTRARY TO BUILDER'S RISK POLICY. The Buildings or any element thereof shall not be occupied until Borrower has obtained and furnished to Lender (a) a certificate of occupancy (or its equivalent), if applicable, issued by the local Governmental Authorities with jurisdiction over construction of the Buildings, and (b) replacement coverage in the form of an all-risk insurance policy upon the completed Buildings or element thereof, which policy will not be impaired by the occupancy of the Buildings and is reasonably satisfactory to Lender.

         3.23 HOLD HARMLESS. Borrower shall defend, at its own cost and expense, and hold Lender harmless from, any proceeding or claim in any way relating to the Property or the Loan Documents. Subject to the provisions of
Section 5.14, all Costs incurred by Lender in protecting its interests hereunder, including all court costs and reasonable attorney's fees and expenses, shall be borne by Borrower. The provisions of this Section shall survive the payment in full of the Loan and all other indebtedness secured by the Mortgage and the release of the Mortgage as to events occurring and causes of action arising before such payment and release.

         3.24 CROSS DEFAULT, CROSS COLLATERALIZATION. The documents and instruments evidencing and securing the Interval Receivables Loan shall also secure the Loan. Any Event of Default under the Receivables Loan Agreement or under the other Loan Documents shall be an Event of Default hereunder.

         3.25 MODIFICATIONS TO RESORT DOCUMENTS. Borrower shall not, without Lender's prior written consent, amend, modify or supplement the Declaration of CCRs or any of the other documents relating to the creation or operation of the timeshare project on any Resort (the "RESORT DOCUMENTS") unless such amendment, modification or supplement is required either to cause additional Interval Units to be annexed into the timeshare regime or by law, whereupon Borrower shall implement same and give prompt written notice thereof to Lender.

         3.26 SUBORDINATED OBLIGATIONS. All indebtedness of Borrower, whether now existing or coming into existence while the Loan remains outstanding, to any shareholder, Partner, or Affiliate of Borrower shall be subordinated to the Construction Note, and to any indebtedness secured under the Interval Receivables Loan. Borrower hereby represents and warrants to Lender that there is no indebtedness or liability of Borrower to any shareholder, Partner, or Affiliate of Borrower except for salaries and other compensation due officers and directors as of the date of this Agreement. Borrower agrees not to enter into or incur any debt to shareholders, Partners or Affiliates during the term of the Loan without Lender's prior consent and if such consent is given, Borrower and all other parties to such debt shall properly execute a Debt Subordination Agreement with Lender.

         Upon an Event of Default, Borrower will not, directly or indirectly,
(a) permit any payment to be made in respect of any indebtedness, liabilities or obligations direct or contingent, to any Affiliates, which payments shall be and are hereby made subordinate to the payment of principal of, and interest on, the Construction Note, or any indebtedness secured under the Interval Receivables Loan, or (b) permit the amendment, rescission or other modification of any of Borrower's subordinated obligations in such a manner as to affect adversely the lien priority of the Lender in any property, real or personal, pledged to secure any of the foregoing Loan Documents.

         3.27 APPROVED POS. Prior to engaging in the sale of any Intervals, Borrower shall obtain approval of the POS from the states with jurisdiction over approval of the POS. Borrower shall secure Lender's approval of all amendments to any POS to incorporate the sale of Interval Units pursuant to contracts for deed, and Borrower shall not engage in the sale of any Interval Units by a contract for deed except pursuant to a POS approved by Lender and the applicable Governmental Authorities.

                    SECTION 4 RIGHTS AND REMEDIES OF LENDER

         4.1 RIGHTS OF LENDER. Upon the occurrence of an Event of Default, Lender shall have the right, in addition to any other right or remedy of Lender as set forth in the Loan Documents, but not the obligation, (a) to declare the Loan immediately due and payable, (b) to terminate Lender's obligation to disburse the Loan at the Borrower's Deposit and all other obligations of Lender hereunder and under the Loan Documents, and (c) in its own name or in the name of Borrower, to enter into possession of the Property, to perform all work necessary to complete the construction of the Buildings substantially in accordance with the Plans, Governmental Requirements, and the requirements of any lessee, if applicable, and to employ watchmen and other safeguards to protect the Property.

         4.2 APPOINTMENT OF LENDER AS ATTORNEY-IN-FACT. Borrower hereby appoints Lender as the attorney-in-fact of Borrower, with full power of substitution, and in the name of Borrower, if Lender elects to do so, upon the occurrence of an Event of Default, to (a) use such sums as are reasonably necessary, including any proceeds of the Loan and the Borrower's Deposit, if any, make such changes or corrections in the Plans, the construction of the Buildings, the Approved Budget, the Approved Construction Schedule, and employ such architects, engineers, and contractors as may be reasonably required for the purpose of completing the construction of the Buildings substantially in accordance with the Plans and Governmental Requirements; (b) execute all applications and certificates in the name of Borrower which may be required for completion of construction of the Buildings; (c) endorse the name of Borrower on any checks or drafts representing proceeds of the Insurance Policies, or other checks or instruments payable to Borrower with respect to the Property; (d) do every act with respect to the construction of the Buildings which Borrower may do; and (e) prosecute or defend any action or proceeding incident to the Property. The power of attorney granted hereby is a power coupled with an interest and is irrevocable. Lender shall have no obligation to undertake any of the foregoing actions, and, if Lender should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.

         4.3 FUNDS OF LENDER. Any funds of Lender used for any purpose referred to in this Article 5 shall constitute Advances secured by the Loan Documents and shall bear interest at the rate specified in the Construction Note to be applicable after default hereunder.

         4.4 NO WAIVER OR EXHAUSTION. No waiver by Lender of any of its rights or remedies hereunder, in the other Loan Documents, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement, of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

         4.5 MARSHALLING WAIVER. Borrower waives any and all rights to require the marshalling of assets in connection with the exercise of any of the remedies hereunder.

                            SECTION 5 MISCELLANEOUS

         5.1 NOTICES. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, or sent by overnight courier, or sent by registered or certified U.S. Mail return receipt requested, and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day otherwise, on the next business day; provided that a confirmation of the receipt of any such telecopy is obtained and retained by the sending party and that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by certified or registered U.S. Mail, return receipt requested, on the fourth (4th) day after deposit in the mail postage prepaid. For purposes of this Agreement, the term "business day" shall mean a day on which banks are open for business in Illinois.

Notices to Borrower:          SILVERLEAF RESORTS, INC.
                              1221 Riverbend, Suite 120
                              Dallas, Texas
                              Attn: Robert Mead
                              Telecopy: 214/905-0514

With a copy to:               Meadows, Owens, Collier, Reed,
                               Cousins & Blau, LLP
                              3700 NationsBank Plaza
                              901 Main Street
                              Dallas, Texas 75202
                              Telephone: 214/744-3200 or
                                        1/800/451-0093
                              Facsimile: 214/747-3732

Notices to Lender:            HELLER FINANCIAL, INC.
                              Attn: Portfolio Manager, Vacation Ownership
                                    HFI Loan No. 94-117
                              500 West Monroe St.
                              Chicago, Illinois 60661
                              Telecopy: (312) 441-7924

With a copy to:               HELLER FINANCIAL,INC.
                              Legal Services Department
                              Attn: General Counsel
                                    HFI Loan No. 94-117
                              500 West Monroe St.
                              Chicago, Illinois 60661
                              Telecopy: (312) 441-7872

         5.2 ENTIRE AGREEMENT AND MODIFICATIONS. The Loan Documents constitute the entire understanding and agreement between the undersigned with respect to the transactions arising in connection with the Loan and supersede all prior written or oral understandings and agreements between the undersigned in connection therewith. No provision of this Loan Agreement or the other Loan Documents may be modified, waived, terminated, supplemented, changed or amended except by a written instrument executed by both parties hereto.

         5.3 SEVERABILITY. In case any of the provisions of this Loan Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Loan Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         5.4 ELECTION OF REMEDIES. Lender shall have all of the rights and remedies granted in the Loan Documents and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower or any property encumbered by the Loan Documents, at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

         5.5 FORM AND SUBSTANCE. All documents, certificates, insurance policies, evidence, and other items required under this Loan Agreement to be executed and/or delivered to Lender shall be in form and substance reasonably satisfactory to Lender.

         5.6 LIMITATION ON INTEREST. In no event whatsoever shall the amount of interest paid or agreed to be paid to Lender pursuant to this Loan Agreement, the Construction Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Loan Agreement, the Construction Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("EXCESS INTEREST"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the outstanding principal balance of the Loan (whether or not due and payable), and not to the payment of interest, or shall be refunded to Borrower if such Loan has been paid in full. Neither Borrower nor any endorser shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

         5.7 NO THIRD PARTY BENEFICIARY. This Loan Agreement is for the sole benefit of Lender and Borrower and is not for the benefit of any third party.

         5.8 BORROWER IN CONTROL. In no event shall Lender's rights and interests under the Loan Documents be construed to give Lender the right to, or be deemed to indicate that Lender is in control of the business, management or properties of Borrower or has power over the daily management functions and operating decisions made by Borrower.

         5.9 NUMBER AND GENDER. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations and warranties of Borrower in this Loan Agreement shall be joint and several obligations of Borrower and of each Borrower if more than one.

         5.10 CAPTIONS. The captions, headings, and arrangements used in this Loan Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

         5.11 APPLICABLE LAW. This Loan Agreement and the Loan Documents shall be governed by and construed in accordance with the laws of the State of Illinois and the laws of the United States applicable to transactions within such state, except that the provisions of the laws of the states of Illinois, Missouri and Texas shall be applicable to the creation, perfection and enforcement of the lien created by the Mortgage in such state.

         5.12 VENUE. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

         5.13 JURY TRIAL WAIVER. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

         5.14    ATTORNEYS' FEES.          In any action hereunder between the
parties hereto the prevailing party shall be entitled to reasonable attorneys' fees and costs including those for pretrial, trial and appellate proceedings.

         5.15 COMMITMENT FEE. Borrower has agreed to pay Lender a commitment fee in the amount of One Hundred Thousand Dollars and No/100 ($100,000.00) in connection with the Loan which Borrower agrees is fully earned and payable, plus an additional one percent (1.0%) of all funds advanced under the Loan in excess of Ten Million Dollars and No\100 ($10,000,000.00).

         5.16 COUNTERPARTS. This Agreement may be signed in multiple counterparts which taken together shall constitute the entire agreement between the parties.

         IN WITNESS WHEREOF, the parties set their hands the date above first written.


BORROWER:                                     LENDER:

SILVERLEAF RESORTS, INC.,                     HELLER FINANCIAL, INC., a Delaware
a Texas corporation                           corporation

By: /s/ ROBERT E. MEAD                        By: /s/ ELISA NICELY
   --------------------------------------        -------------------------------
Robert E. Mead, Chief Executive Officer       Its: Assistant Vice President
                                                  ------------------------------

                                    APPENDIX

                                 DEFINED TERMS

         For purposes of this Loan Agreement, the following terms shall have the respective meanings assigned to them:

         ADVANCE. A disbursement by Lender of any of the proceeds of the Loan. Each Advance shall be for reimbursement to Borrower of amounts paid by Borrower through the date of such Advance in accordance with the Approved Budget.

         AFFIDAVIT OF BORROWER. A sworn affidavit of Borrower (and such other parties as Lender may require) to the effect that all statements, invoices, bills, and other expenses incident to the construction of a Building incurred to a specified date, whether or not specified in the Approved Budget, have been paid in full, except for amounts retained pursuant to the Construction Contract, also including Borrower's attestation that the Advance which is being requested relates to the payment of the costs of labor, materials or services for the completed construction of the specified Development Stage or Development Stages of a particular Building or Buildings as indicated.

         AFFILIATE. Any Person that (i) directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Borrower or (ii) any officer, director, member, or partner of Borrower. The term "Control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.

         APPLICATION FOR ADVANCE. A written application, in the form of Exhibit "A" attached hereto, by Borrower (and such other parties as Lender may require) to Lender specifying by name of, current address of, and amount owed to all independent third parties to whom Borrower is obligated for labor, materials, or services supplied for the construction of a Building and all other expenses incident to the Loan, the Property, and the construction of the Building and specifying those budgeted items which have been performed by Borrower's employees, requesting an Advance for reimbursement for the payment of such items, containing an Affidavit of Borrower, accompanied by such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents as Lender and Title Company may reasonably request.

         APPROVED BUDGET. Any budget for the construction of a Building at a Resort as approved by Lender hereafter in writing pursuant to Section 1.5 above and in form and substance substantially similar to the Proforma Budget. The term Approved Budget shall also include any decreases or increases as permitted hereunder in accordance with Section 1.8 hereof.

         APPROVED CONSTRUCTION SCHEDULE. The schedule and order of construction of a Building as set forth in such schedule as may be approved by Lender in writing pursuant to Section 1.5 prior to an Advance for such Building, and any modifications thereto permitted in accordance with Section 1.8.

          ARCHITECT. [NAME OF PROJECT'S ARCHITECTURAL FIRM (INTENTIONALLY LEFT BLANK)], the architect for design of the plans and specifications for the Buildings.


          ASSOCIATION. The associations, collectively, existing or to be created at each Resort.

         BORROWER'S DEPOSIT. Such cash sums as Lender may deem necessary pursuant to Section 3.7 (for completion of repair or reconstruction of casualty or condemnation loss) or Section 1.8 (for budget increases or changes to the Plans).

         BUILDING. A building located at a Resort, and including four or more residential units, as described in the Plans, the Approved Budget and the Approved Construction Schedule.

         BUILDING COMPLETION DATE. The deadline for Completion of a Building as set forth on the Approved Construction Schedule, but in no event later than eighteen months from the commencement of construction of a Building.

         COMPLETION. The substantial completion of a Building or Buildings in accordance with the Approved Budget, the Approved Construction Schedule, the Construction Contract and the Plans, as evidenced by (i) a certificate of occupancy (or its equivalent), if applicable, permitting legal occupancy thereof issued by the local Governmental Authorities with jurisdiction over construction of Buildings, (ii) a certificate of the contractor in form and substance satisfactory to Lender regarding completion of the Building or Buildings, and (iii) a certificate of the Inspecting Architects/Engineers in form and substance satisfactory to Lender.

         CONSTRUCTION CONTRACT. All construction contracts executed by Borrower for the construction of a Building or Buildings, including, without limitation, contracts between Borrower and Contractor.

         CONSTRUCTION LOAN. A revolving loan from Lender to Borrower to facilitate Borrower's construction of the Buildings for which the outstanding principal amount shall not at any time exceed Ten Million Dollars and No/100 ($10,000,000.00); provided, however, at no time shall the principal balance outstanding at any single Resort exceed Five Million Dollars and No/100 ($5,000,000-00).

         CONSTRUCTION NOTE. The Revolving Construction Promissory Note of even date herewith from Borrower to Lender in the original principal amount of Ten Million Dollars and No/100 ($10,000,000.00), which Construction Note evidences the Construction Loan.

         CONTRACTOR. The general contractor or contractors to be retained by Borrower for the construction of a Building. At least fourteen (14) days prior to commencement of construction of a Building, Borrower shall submit to Lender for approval the Plans and the fully executed Assignments of Construction Contract substantially in the form attached as Exhibit "E" attached hereto or such other form as Lender may reasonably accept.

         COSTS. All reasonable expenditures and expenses which may be paid or incurred by or on behalf of Lender including repair costs, payments to remove or protect against liens, attorneys' fees for pre-trial, trial and appellate matters (including fees of Lender's inside counsel), receivers' fees, appraisers' fees, engineers' fees, accountants' fees, independent consultants' fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Lender's out-of-pocket costs and expenses related to any audit or inspection of the Property, outlays for documentary and expert evidence, stenographers' charges, stamp taxes, intangible taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title and UCC searches, and examination, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale of the Property the true condition of the title to, or the value of, the Property.

         DEBTOR RELIEF LAWS. Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

         DECLARATION OF CCRs. Collectively, the Declaration of Covenants, Conditions and Restrictions at each Resort, and any supplements, amendment, or modifications thereto to be created and recorded in the public records of the county and state in which the Property is located.

         DEFAULT. Any event which, with the giving of notice or the passage of time or both, would become an Event of Default.

         DEVELOPMENT STAGE. A specific stage of development for a Building, as set forth in Exhibit "K."

         EVENT OF DEFAULT. Occurrence of any one of the following:

                 (a) Any indebtedness evidenced, governed or secured by any of the Loan Documents is not paid within five (5) days of the date of written notice to Borrower, whether such due date is by acceleration or otherwise, except the Construction Note payment due at the Maturity Date for which no grace period is allowed.

                 (b) Borrower's failure to maintain any of the Insurance Policies or any transfer of or lien or encumbrance imposed upon the Property or any part thereof or interest therein in violation of Sections 3.16 or 3.17 or any other restriction on transfer or liens set forth in the Loan Documents.

                 (c) Any covenant in this Agreement, other than matters governed by paragraphs (a) and (b) above, is not fully and timely performed, and Borrower does not cure such failure to perform for a period of twenty (20) days after written notice thereof from Lender to Borrower (provided, however, that if any such failure concerning a non- monetary covenant or condition is reasonably susceptible of cure but not within said twenty (20) day period, then no Event of Default shall be deemed to exist hereunder so long as Borrower commences such cure within said twenty (20) day period and diligently and in good faith pursues such cure to completion within forty (40) days of said written notice from Lender to Borrower).

                 (d) Any Default or Event of Default or any failure of Borrower to abide by the terms of or fulfill its obligations under this Loan Agreement and the other Loan Documents, after the passage of any applicable cure period set forth therein.

                 (e) Any statement, representation or warranty in the Loan Documents, any Financial Statements or any other writing delivered to Lender in connection with the Loan is false, misleading or erroneous in any material respect.

                 (f) Once construction has begun, the cessation of the construction of a Building for more than thirty (30) days without the written consent of Lender, unless such cessation is caused by strike, riot, shortage of materials or acts of God, provided that an Event of Default shall exist if such cessation continues for more than sixty (60) days for any reason.

                 (g) Failure of the construction of a Building or any materials for which an Advance has been requested to substantially comply with the Plans, the Approved Budget, the Approved Construction Schedule, or any Governmental Requirements, which noncompliance is not cured to Lender's satisfaction within thirty (30) days after written notice from Lender to Borrower.

                 (h) Completion of a Building has not occurred on the applicable Building Completion Date as set forth in the Approved Construction Schedule subject to strike, riot, shortage of materials, acts of God or other matters beyond the control of Borrower; provided, however, that an Event of Default shall exist if Completion is delayed for more than sixty (60) days for any reason beyond the Final Completion Date.

                 (i)      The Borrower:

                          (1)     does not pay its debts as they become due or
admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or

                          (2)     commences any case, proceeding or other
action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Laws; or

                          (3)     in any involuntary case, proceeding or other
action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, liquidation, dissolution or composition of it or its debts under any Debtor Relief Laws, (i) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief; or

                          (4)     conceals, removes, or permits to be concealed
or removed any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty
(60) days from the date thereof; or

                          (5)     has a trustee, receiver, custodian or other
similar official appointed for, or take possession of, all or any part of the Property or any other of its property or has any court take jurisdiction of any other of its property which continues for a period of sixty (60) days (except where a shorter period is specified in the immediately following subparagraph
(6)); or

                          (6)     fails to have discharged within a period of
thirty (30) days any attachment, sequestration, or similar writ levied upon any property of such owner; or

                          (7)     fails to pay within thirty (30) days of
issuance or entry any final money judgment, after appeal, and subject to
Section 3.17 any tax, lien, or attachment in the amount of One Hundred Thousand Dollars and No/100 ($100,000) or greater.

                 (j) Title to all or any part of the Property (other than (i) obsolete or worn personal property replaced by adequate substitutes of equal or greater value than the replaced items when new or (ii) personal property no longer necessary for the operation of the Property, provided removal of such personal property does not materially affect the value or operation of the Property) shall become vested in any party other than the Borrower, whether by operation of law or otherwise, except for the conveyance of Interval Units in the ordinary course of business and in accordance with this Loan Agreement and the other Loan Documents.

                 (k) Borrower records or permits to be recorded against the Property a Notice of Limitation limiting future advances which may be made under the Mortgage.

                 (l) Any default by Borrower under the documents and instruments evidencing and securing the Interval Receivables Loan after the passage of any applicable grace or cure period.

                 (m) Failure of the Borrower to maintain the minimum Liquidity or Net Worth.

                 (n)      Failure of the Borrower to remain below the maximum
Leverage.

                 (o) Change in any material way the every day involvement of Robert Mead as the Chief Executive Officer of Borrower, provided that Lender will not unreasonably withhold its consent to such change.

         FINANCIAL STATEMENTS. All financial statements, reports, summaries and other financial information delivered by Borrower to Lender as of the date of this Agreement.

         GAAP. Generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period, with any exceptions thereto noted.

         GOVERNMENTAL AUTHORITY. The United States of America, the states and counties in which the Resorts are located, and any other governmental authorities having jurisdiction over Borrower, the Property or the sale of Interval Units.

         GOVERNMENTAL REQUIREMENTS. All Federal, State and local rules, regulations, ordinances, laws and statutes which affect the Property or Borrower's right to sell Interval Units.

         INSPECTING ARCHITECTS/ENGINEERS. Such employees, representatives and agents of Lender or third parties, who will, from time to time, conduct inspections of the Property, review Borrower's compliance with this Loan Agreement and offer other services related thereto.

         IMPROVEMENTS. The Buildings, Units, other units sold in connection with providing occupancy of the Property and other improvements as described in the Plans, the Approved Budget and the Approved Construction Schedule.

         INSURANCE POLICIES. The following insurance policies:

                 (a) All-risk builder's risk insurance during the construction of any Building, in an amount equal to 100% of the replacement cost of the Building, providing all-risk coverage on such Building and materials stored on the Property and elsewhere, and including the perils of collapse, water damage and, if requested by Lender, flood, sinkhole, earthquake, business interruption and other risks;

                 (b) All-risk insurance on the Buildings until the Loan is paid in full, as determined by Lender, in the amount of at least 100% of the replacement cost of the Buildings or in such amounts as Lender may reasonably require, providing all-risk coverage on the Buildings, and, if requested by Lender, to include the perils of flood, earthquake, business interruption and other risks;

                 (c) Comprehensive General Liability Insurance for owners and contractors, including blanket contractual liability, products and completed operations, personal injury (including employees), independent contractors and explosion, hazards for not less than Two Million Dollars and No/100 ($2,000,000.00) arising out of any one occurrence or in any increased amount reasonably required by Lender;

                 (d) Workers' Compensation Insurance for contractors for statutory limits; and

                 (e) Such other insurance, including but not limited to business interruption insurance, as Lender may reasonably require.

         All Insurance Policies shall be issued on forms and by companies reasonably satisfactory to Lender and shall be delivered to Lender or in the alternative, certificates of such insurance shall be delivered to Lender if such insurance is obtained through blanket policies of Borrower. All-risk Insurance Policies shall have loss made payable to Lender as mortgagee together with the standard mortgage clause in a form satisfactory to Lender. Comprehensive General Liability, Comprehensive Automobile Liability and Workers' Compensation coverages shall have a provision giving Lender thirty
(30) days, prior notice of cancellation or material change of the coverage.

         INTERVAL RECEIVABLES LOAN. The financing arrangements entered into between Borrower and Lender whereby Lender is providing Borrower with financing for certain receivables of Borrower generated from Borrower's sale of Interval Units, which is evidenced by the Receivables Loan Agreement.

         INTERVAL UNIT. The term "Interval Unit" shall have the same meaning as the term "Fee Simple Time-Share Interest" in the Receivables Loan Agreement.

         LEVERAGE. The ratio of senior institutional debt (which does not include debt evidenced by the subordinated debentures, meaning debentures with an aggregate principal amount of not greater than $110,000.00 which have a maturity date of not longer than ten years, issued by Borrower in a single public offering which debentures shall be expressly subordinate to this Loan, the Interval Receivables Loan, and other indebtedness of Borrower to Lender from any source whatsoever) to Net Worth of 2.5:1 as determined in accordance with GAAP.

         LIQUIDITY. The amount of cash plus the outstanding balances of unpledged Contracts for Deed (as defined in the Receivables Loan Agreement) or Purchaser (as defined in the Receivables Loan Agreement) promissory notes in the amount of Five Million Dollars and No/100 ($5,000,000.00) as determined in accordance with GAAP.

         LOAN. The Construction Loan.

         LOAN DOCUMENTS. This Loan Agreement, the Mortgage, the Construction Note, the financing statements, and such other instruments evidencing, securing, perfecting or pertaining to the Loan as shall, from time to time, be executed and delivered by Borrower or any other party to Lender pursuant to this Loan Agreement, including, without limitation, each Affidavit of Borrower, each Application for Advance, and the Approved Budget.

         MATURITY DATE. October 31, 2000.

         MORTGAGE. The mortgages and deeds of trust from Borrower to Lender securing the payment of the Construction Note, and the payment and performance of all obligations specified in the Mortgage and the Loan Documents, and evidencing valid and enforceable liens on the Buildings and their underlying property.

         NET WORTH. Total assets less total liabilities in the amount of Fifty Eight Million Dollars and No/ 100 ($58,000,000.00) as determined in accordance with GAAP; provided, however, that tangible assets shall be the only assets utilized in such calculation.

         PERMITTED EXCEPTIONS. Those exceptions to and encumbrances on title to the Property which Lender shall have approved in its sole, but reasonable discretion prior to the first advance for any Building.

         PERSON. Any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization.

         PLANS. The final working drawings and specifications for the construction of a Building, which have been prepared by an architect and approved by Lender and as may be modified pursuant to Section 1.8.

         POS. A public offering statement, permit, or other report covering a Resort that includes all information, documents, and exhibits that are required by the state or states where the Interval Units will be sold for the lawful sale and marketing of timeshare intervals.

         PROFORMA BUDGET. The preliminary budget of general application attached as Exhibit "B" hereto, or such other proforma budget as may be approved by Lender in writing.

         PROPERTY. The land upon which the Building or Buildings are located for which an Advance is being made together with all necessary easements for utilities, roadway access and use and use rights in all amenities, as described in a legal description delivered to, and satisfactory in Lender's reasonable discretion, Lender prior the first Advance for such Building or Buildings, together with, where the context requires, the Buildings and all other property constituting the "Property," as described in the Mortgage.

         RECEIVABLES LOAN AGREEMENT. That certain Loan and Security Agreement between Indemnitor and Lender dated as of October 11, 1994; as amended by that certain Amendment to Loan and Security Agreement dated December 6, 1995; that certain Loan Modification Agreement dated April 19, 1995; that certain Amended Loan and Security Agreement dated December 27, 1995; that certain Amendment to Restated and Amended Loan and Security Agreement dated February 28, 1996; that certain Amendment to Restated and Amended Loan and Security Agreement dated August 15, 1996; that certain letter agreement dated March 31, 1997; that certain Second Amendment to Restated and Amended Loan and Security Agreement of even date herewith; and as the same may be further amended, modified, or supplemented from time to time.

         RELEASED INTO THE TIMESHARE INVENTORY. With respect to a Unit, the term "Released into Timeshare Inventory" shall mean the earlier of either the
(i) date one hundred fifty (150) days from the date of execution of a sales contract for the first sale of an Interval Unit for such Unit or (ii) the date of issuance of a certificate of occupancy or other evidence of completion or readiness for occupancy (the "C.O."). In addition, any other Units in such Building for which one or more sales contracts have been executed during said one hundred fifty (150) day period shall be deemed Released into Timeshare Inventory on the date one hundred fifty (150) days from the date of execution of a sales contract for the first sale of any Interval Unit in such Building. Once a C.O. for a Building has been issued, all Units shall thereafter be deemed Released into Timeshare Inventory upon execution of the first sales contract for an Interval Unit in such Unit.

         RESORT. The following projects at the locations designated below:

         Resort                 County          State
         ------                 ------          -----

a)       Holly Lake             Wood            Texas
b)       The Villages           Smith           Texas
c)       Lake O'the Woods       Smith           Texas
d)       Piney Shores           Montgomery      Texas
e)       Hill Country           Comal           Texas
f)       Ozark Mountain         Stone           Missouri
g)       Holiday Hills          Taney           Missouri
h)       Fox River*             LaSalle         Illinois
i)       Timber Creek*          Jefferson       Missouri

* New Timeshare Projects

         TITLE COMPANY. Seco Land Title Insurance Company.

         TITLE INSURANCE. Title insurance policies issued in the amount of each Advance and insuring that the Mortgage constitutes a valid first priority lien covering the Buildings subject only to the Permitted Exceptions, issued by the Title Company to Lender.

         UNIT. A residential unit within a Building which shall be sold as Interval Units.

         UNIT RELEASE PAYMENT.    The mandatory payments of one hundred twenty
percent(120%) of the total dollar amount funded for an Unit to be applied first to the principal balance and then to interest outstanding from time to time under the Construction Loan, to be paid no later than the date upon which such Unit is Released into the Timeshare Inventory, but in no event shall the Unit Release Payment for a particular Unit be paid to Lender later than eighteen
(18) months from the commencement of construction of the Building within which such Unit is located.

                 $10,000,000 HELLER CONSTRUCTION LOAN AGREEMENT

                                LIST OF EXHIBITS

Exhibit A        Application for Advance
Exhibit B        Proforma Budget
Exhibit C        Intentionally Deleted
Exhibit D        Intentionally Deleted
Exhibit E        Form of Assignment of Construction Contract
Exhibits F-J     Intentionally Deleted
Exhibit K        Development Stage


[The above listed Exhibits are omitted from this filing. Registrant agrees to furnish supplementally a copy of any Exhibit to the Commission upon request.]

               [FORM OF REVOLVING CONSTRUCTION PROMISSORY NOTE]

                                                                 Loan No. 94-117

                     REVOLVING CONSTRUCTION PROMISSORY NOTE

$10,000,000.00                                              _________, 1997

1.       Promise to Pay.

         FOR VALUE RECEIVED, SILVERLEAF RESORTS, INC., a Texas corporation ("Maker") whose address is 1221 Riverbend, Suite 120, Dallas, Texas _______, promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation, and its successors and assigns ("Holder"), in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Advances made by Holder to Maker (the "LOAN") under the "Construction Loan" referenced in and in accordance with that certain Construction Loan Agreement, dated _______, 1997, between Holder and Maker, as amended, modified or supplemented from time to time in accordance with its terms (the "Loan Agreement"); provided, however, in no event shall (i) the outstanding principal balance of this Note, at any time, exceed more than $10,000,000.00, (ii) the outstanding principal balance of this Note, at any time, exceed more than $5,000,000.00 at any single Resort, (iii) the outstanding principal balance of the promissory note given by Maker to Holder pursuant to the Interval Receivables Loan when added to the amount representing eighty seven percent (87%) of the Approved Budgets for all Buildings Holder has made or has committed to make Advances upon that have not been repaid exceed $50,000,000.00, (iv) Holder be obligated to make an Advance when the sum of eighty seven percent (87%) of the Approved Budget for any Building upon which an Advance is sought when added to eighty seven percent (87%) of the Approved Budgets for all Buildings for which Holder is either committed to make an Advance upon or for which Holder has made an Advance or Advances upon that have not been completely repaid exceeds $10,000,000.00.

         This is a revolving Note, the principal amount of which may increase or decrease from time to time during the term of this Note. This Note shall evidence Advances made under the Loan Agreement, notwithstanding that the total aggregate of principal advances and repayments exceed the original maximum principal amount hereof, and notwithstanding that the principal balance may be zero at any time. Payments shall be made to Holder at 500 West Monroe Street, Chicago, Illinois 60661 (or such other address as Holder may hereafter designate in writing to Maker).

         The repayment of the Loan evidenced by this Note is to be secured by among other things (i) those certain Mortgages and Deeds of Trust
(collectively, the "Mortgage") to be executed in connection with Advances made pursuant to the Loan Agreement encumbering, among other things, certain Buildings located at the following properties commonly described as follows:

         Resort                   County           State
a)       Holly Lake               Wood             Texas
b)       The Villages             Smith            Texas
c)       Lake O'the Woods         Smith            Texas
d)       Piney Shores             Montgomery       Texas
e)       Hill Country             Comal            Texas
f)       Ozark Mountain           Stone            Missouri
g)       Holiday Hills            Taney            Missouri
h)       Fox River                LaSalle          Illinois
i)       Timber Creek             Jefferson        Missouri.

(collectively, the "Property"), and (ii) that certain Loan and Security Agreement between Maker and Holder dated as of October 11, 1994; as amended by that certain Amendment to Loan and Security Agreement dated December 6, 1995; that certain Loan Modification Agreement dated April 19, 1995; that certain Amended Loan and Security Agreement dated December 27, 1995; that certain Amendment to Restated and Amended Loan and Security Agreement dated February 28, 1996; that certain Amendment to Restated and Amended Loan and Security Agreement dated August 15, 1996; that certain letter agreement dated March 31, 1997; that certain Second Amendment to Restated and Amended Loan and Security Agreement of even date herewith; and as the same may be further amended, modified, or supplemented from time to time (the "Receivables Loan Agreement"), pursuant to which Maker has assigned, pledged and granted a security interest to Holder in certain receivables related to the sale of Interval Units and other Collateral described therein. This Note, the Mortgage, the Receivables Loan Agreement, the Loan Agreement and any other documents evidencing or securing the Loan or executed in connection therewith, and any modification, renewal or extension of any of the foregoing are collectively called the "Loan Documents".

         This Note has been issued pursuant to the Loan Agreement, and all of the terms, covenants and conditions of the Loan Agreement (including all Exhibits thereto) and all other instruments evidencing or securing the indebtedness hereunder are hereby made a part of this Note and are deemed incorporated herein in full. Defined terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

2.       Principal and Interest.

         So long as no Event of Default exists, interest shall accrue on the principal balance hereof from time to time outstanding and,

Maker shall pay interest thereon at a floating rate of interest per annum equal to three and one-half percent (3.50%) plus the Base Rate (the aggregate rate referred to as the "Interest Rate"). "Base Rate" shall mean the rate published each business day in the Wall Street Journal for deposits maturing three (3) months after issuance under the caption "Money Rates, London Interbank Offered Rates (Libor)". The Interest Rate for each calendar month shall be fixed based upon the Base Rate published prior to and in effect on the first (1st) business day of such month. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

         Maker shall be entitled to Advances (as defined in the Loan Agreement) under this Note during the first eighteen (18) months of the term of this Note; provided, however, (i) at no time shall the outstanding principal balance under this Note exceed $l0,000,000.00 in the aggregate, or $5,000,000.00 at any single Resort and (ii) the aggregate of all Advances under this Note shall not exceed $100,000,000.00. If, at any time, the outstanding balance hereunder exceeds $10,000,000.00 in the aggregate, or $5,000,000.00 at any single Resort, Maker shall pay such excess amount to Holder within five (5) business days after notice from Holder.

3.       Payments.

         Commencing on ___________, 1997, Maker shall pay interest computed at the Interest Rate monthly in arrears on the first day of each month.

         Maker shall pay Holder the Unit Release Payment for each Unit no later than the date upon which such Unit is Released into the Timeshare Inventory (as defined in the Loan Agreement), but in no event shall the Unit Release Payment for a particular Unit be paid to Holder later than eighteen (18) months from the commencement of construction of the Building within which such Unit is located. The amount of each Unit Release Payment shall be applied first to the outstanding principal balance of this Note, and then to the interest due and payable hereunder.

         In addition to the foregoing, Maker shall also be required to pay Holder the amount of one percent (1.0%) for each dollar advanced to Maker in excess of Ten Million Dollars ($10,000,000.00) (such amount being calculated by aggregating all Advances made hereunder) which amount shall be payable out of the applicable Advance.

         The outstanding principal balance of this Note together with all accrued interest shall be due and payable on or before the date occurring thirty six (36) months from the date hereof, or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise (the "Maturity Date").

4.       Prepayment.

         Maker may prepay this Note in full or in part upon not less than three (3) days prior written notice to Holder.

5.       Default.

         5.1 Events of Default.

         Any of the following shall constitute an "Event of Default" under this
Note: (a) failure to pay within five (5) days of the date of written notice to Borrower after the due date of any amounts owed pursuant to this Note, whether such due date is by acceleration or otherwise, provided, however, that for the payment due at the Maturity Date there is no grace period allowed; or (b) the occurrence of any default under any of the other Loan Documents, after giving effect to any applicable grace or cure period.

         5.2 Remedies.

         So long as an Event of Default remains outstanding: (a) interest shall accrue at a rate equal to the Interest Rate plus four percent (4%) per annum (the "Default Rate"); (b) Holder may, at its option and without notice (such notice being expressly waived), declare the Loan immediately due and payable; and (c) Holder may pursue all rights and remedies available under the Mortgage or any other Loan Documents. Holder's rights, remedies and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Maker, any guarantor of the Loan, the security described in the Loan Documents, and any other security given at any time to secure the payment hereof, all at the sole discretion of Holder. Additionally, Holder may pursue every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder's sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

         If any attorney is engaged: (i) to collect the Loan or any sums due under the Loan Documents, whether or not legal proceedings are thereafter instituted by Holder; (ii) to represent Holder in any bankruptcy, reorganization, receivership or other proceedings affecting creditors, rights and involving a claim under this Note; (iii) to protect the liens of the Mortgage or any of the Loan Documents; (iv) to foreclose the Mortgage or enforce any security interests under the Loan Documents; (v) to represent Holder in any other proceedings whatsoever in connection with the Mortgage or any of the Loan Documents, including post judgment proceedings to enforce any judgment related to the Loan Documents; or (vi) in connection with seeking an out-of-court workout or settlement of any of the foregoing, then Maker shall pay to Holder all costs, attorneys' fees and expenses in connection therewith, in addition to all other amounts due hereunder.

6.       Late Charge.

         If payments of principal and/or interest, or any other amounts under the Loan or other Loan Documents are not timely made or remain overdue for a period of five (5) days, Maker, without notice or demand by Holder, promptly shall pay an amount ("Late Charge") equal to four percent (4%) of each delinquent payment.

7.       Governing Law: Severability.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair that validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

8.       Waiver.

         Maker, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, successors, assigns and legal representatives, hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. Maker, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, legal representatives, successors and assigns, hereby consents to every extension of time, renewal, waiver or modification that may be granted by Holder regarding obligations of guarantors, endorsers or sureties with respect to the payment of, or other provisions of, this Note, and to the release of any makers, endorsers, guarantors or sureties, and of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Maker or to any endorser, guarantor or surety and without affecting the liability of any of them.

9.       Security, Application of Payments.

         This Note is secured by the liens, encumbrances and obligations created hereby and by the other Loan Documents and the terms and provisions of the other Loan Documents are hereby incorporated herein. Payment will be applied, at Holder's option, first to any fees, expenses or other costs Maker is obligated to pay under this Note or the other Loan Documents, second to interest due on the Loan and third to the outstanding principal balance of the Loan.

10.      Miscellaneous.

         10.1 Amendments.

         This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder and Maker.

         10.2 Lawful Rate of Interest.

         In no event whatsoever shall the amount of interest paid or agreed to be paid to Holder pursuant to this Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("Excess Interest"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Holder shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the principal of the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Maker if such Loan has been paid in full. Neither Maker nor any guarantor or endorser shall have any action against Holder for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

         10.3 Captions.

         The captions of the Paragraphs of this Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

         10.4 Notices.

         Notices shall be given under this Note in conformity with the terms and conditions of the Loan Agreement.

         10.5 Joint and Several.

         The obligations of Maker under this Note shall be joint and several obligations of Maker and of each Maker, if more than one, and of each Maker's heirs, personal representatives, successors and assigns.

         10.6 Time of Essence.

         Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

11.      Sale of Loan.

         Holder, at any time and without the consent of Maker, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Note, the Mortgage, the Loan Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan. In the event Holder sells, transfers, conveys or assigns all of Holder's right, title and interest in this Note or the Loan, Holder shall give notice thereof to Maker and Holder shall thereupon be released from liability and obligations as the Holder hereunder and under all other transferred Loan Documents from and after the date of such transfer; provided such transferee agrees to be bound by the obligations of Lender thereunder. Notice to Maker shall not be required for any partial sale, transfer, assignment or conveyance of this Note.

12.      Venue.

         MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS NOTE SHALL BE LITIGATED, AT HOLDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS.
MAKER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. MAKER HEREBY IRREVOCABLY APPOINTS AND

DESIGNATES C T CORPORATION SYSTEM, WHOSE ADDRESS IS MAKER, C/O C T CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON MAKER PROVIDED A COPY OF SUCH SERVICE OF PROCESS IS ALSO SENT WITHIN THREE (3) DAYS THEREAFTER TO MAKER IN ACCORDANCE WITH THE NOTICE PROVISIONS IN THE RECEIVABLES LOAN AGREEMENT AND IN THE CASE OF SERVICE OF PROCESS FOR ACTIONS WHEREIN MAKER'S RESPONSE IS DUE IN LESS THAN 20 DAYS, A COPY OF SUCH PROCESS WILL BE SENT TO
MAKER ON THE SAME DAY AS SERVICE ON CT CORPORATION SYSTEM.    IN THE EVENT
SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, MAKER SHALL, WITHIN TEN (10) DAYS AFTER HOLDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY HOLDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, HOLDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO MAKER. MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY HOLDER ON THE RECEIVABLES LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

13.      Jury Trial Waiver.

         MAKER, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKER AND BY HOLDER, AND MAKER ACKNOWLEDGES THAT NEITHER HOLDER NOR ANY PERSON ACTING ON BEHALF OF HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO
INCLUDE THIS WAIVER OF TRIAL BY   JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY
WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND HOLDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND HOLDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

         IN WITNESS WHEREOF, Maker has executed this Note or has caused the same to be executed; by its duly authorized representatives as of the date set first forth above.

                                     MAKER:

                                     SILVERLEAF RESORTS, INC., a Texas
                                     corporation

                                     By:
                                         -----------------------------
                                     Robert E. Mead
                                     Its: Chief Executive Officer



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